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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Amendment No. 3 to Form S-3 Registration Statement (No. 333-106595) of our report dated February 6, 2003 relating to the financial statements and financial statement schedules, which appears in Everest Reinsurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


New York, New York
December 17, 2003